UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 30, 2007, Amylin Pharmaceuticals, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2006.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, Amylin Pharmaceuticals, Inc. issued a press release announcing that Daniel M. Bradbury will become Amylin’s President and Chief Executive Officer effective March 1, 2007.  Mr. Bradbury is currently Amylin’s President and Chief Operating Officer and is a member of Amylin’s Board of Directors.  As previously announced in June 2006, Mr. Bradbury was selected to succeed Ginger L. Graham as Amylin’s Chief Executive Officer who has held that position since 2003.  Ms. Graham will continue to serve on Amylin’s Board of Directors.  A copy of this press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

99.1	Press release issued by Amylin on January 30, 2007.

99.2	Press release issued by Amylin on January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: January 30, 2007	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin on January 30, 2007.

99.2	Press release issued by Amylin on January 30, 2007.